EXHIBIT 10.17
(The undersigned certifies that this document
does not include any social security numbers.)

APN:  06-111-08

Recording Requested by and
When Recorded Mail to:

FENNEMORE CRAIG, P.C.
3003 N. Central Avenue, Suite 2600
Phoenix, Arizona 85012-2913
Attention: Sarah Strunk, Esq.

Mail all real property tax notices to:

Shea Mining & Milling, LLC
Attention: Christopher Boll
P.O. Box 370924
Las Vegas NV 89137

DEED OF TRUST AND SECURITY AGREEMENT WITH ASSIGNMENT OF
RENTS AND FIXTURE FILING

NOTE TO COUNTY RECORDER: THIS INSTRUMENT IS TO BE RECORDED AND INDEXED AS A FIXTURE FILING AS WELL AS A DEED OF TRUST FOR PURPOSES OF THE NEVADA UNIFORM COMMERCIAL CODE.

This DEED OF TRUST AND SECURITY AGREEMENT WITH ASSIGNMENT OF RENTS AND FIXTURE FILING (“Deed of Trust”) is made and effective as of August 21st, 2009, between Shea Mining & Milling, LLC, a Nevada limited liability company (“Trustor”), the address for which is designated as set forth above, Cow County Title Company, as Trustee (“Trustee”), and NJB Mining, Inc., an Arizona corporation (“Beneficiary”).

WITNESSETH:

That Trustor grants the following described real property (“Real Property”), which is situated in the County of Esmeralda, State of Nevada, to Trustee in trust, with power of sale for the benefit of Beneficiary, to have and to hold upon the trusts, covenants and agreements hereinafter set forth:

See Exhibit “A” attached hereto and incorporated by this reference.

TOGETHER WITH:

Buildings, structures and improvements, and building materials, fixtures and equipment to be incorporated into any buildings, structures or improvements;

Goods, materials, supplies, fixtures, equipment, machinery, furniture and furnishings, including without limitation, all such items used for (i) generation, storage or transmission of air, water, heat, steam, electricity, light, fuel, refrigeration or sound; (ii) ventilation, air-conditioning, heating, refrigeration, fire prevention and protection, sanitation, drainage, cleaning, transportation, communications, maintenance or recreation; (iii) removal of dust, refuse, garbage or snow; (iv) transmission, storage, processing or retrieval of information; and (v) floor, wall, ceiling and window coverings and decorations;

Income, receipts, revenues, rents, issues and profits, including without limitation, room rents, minimum rents, additional rents, percentage rents, occupancy and user fees and charges, license fees, parking and maintenance charges and fees, tax and insurance contributions, proceeds of the sale of utilities and services, cancellation premiums, and claims for damages arising from the breach of any leases;

Water and water rights, ditches and ditch rights, reservoirs and reservoir rights, stock or interest in irrigation or ditch companies, minerals, oil and gas rights, royalties, and lease or leasehold interests including, without limitation, those identified on Exhibit “B” attached hereto and incorporated herein by this reference;

Plans and specifications prepared for the construction of any improvements, including without limitation, all studies, estimates, data, and drawings;

Documents, instruments and agreements relating to, or in any way connected with, the operation, control or development of the Real Property, including without limitation, any declaration of covenants, conditions and restrictions and any  articles of incorporation, bylaws and other membership documents of any property owners association or similar group;

Claims and causes of action, legal and equitable, in any form whether arising in contract or in tort, and awards, payments and proceeds due or to become due, including without limitation those arising on account of any loss of, damage to, taking of, or diminution in value of, all or any part of the Real Property or any personal property described herein;

Sales agreements, escrow agreements, deposit receipts, and other documents and agreements for the sale or other disposition of all or any part of the Real Property or any of the personal property described herein, and deposits, proceeds and benefits arising from the sale or other disposition of all or any part of the Real Property or any of the personal property described herein;

Policies or certificates of insurance, contracts, agreements or rights of indemnification, guaranty or surety, and  awards, loss payments, proceeds, and premium refunds that may be payable with respect to such policies, certificates, contracts, agreements or rights;

Contracts, agreements, permits, licenses, authorizations and certificates, including without limitation all architectural contracts, construction contracts, management contracts, service contracts, maintenance contracts, franchise agreements, license agreements, building permits and operating licenses;

Trade names, trademarks, and service marks (subject to any franchise or license agreements relating thereto);

Refunds and deposits due or to become due from any utility companies or governmental agencies;

All of Trustor’s right, title and interest in and to common elements, development rights, and special declarant rights created pursuant to any condominium declaration recorded against the Property in accordance with applicable law;

Replacements and substitutions for, modifications of, and supplements, accessions, addenda and additions to, all of the personal property described herein;

Books, records, correspondence, files and electronic media, and all information stored therein;

together with all products and proceeds of all of the foregoing, in any form, including all proceeds received, due or to become due from any sale, exchange or other disposition thereof, whether such proceeds are cash or non-cash in nature, and whether represented by checks, drafts, Note or other instruments for the payment of money.

The real property together with the rights and interests of Trustor described above shall collectively be referred to as the “Property”.

FOR THE PURPOSE OF SECURING:

A.           Payment of the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), together with interest thereon, according to the terms of a promissory note, of even date herewith, made by Trustor payable to the order of Beneficiary, according to the tenor and effect of said promissory note and all renewals, extensions, modifications, amendments and substitutions of, or for, said promissory note (“Note”).

B.           The expenses and costs incurred or paid by Beneficiary in the preservation and enforcement of the rights and remedies of Beneficiary and the duties and liabilities of Trustor hereunder, including, but not by way of limitation, attorneys’ fees, court costs, witness fees, expert witness fees, collection costs, and costs and expenses paid by Beneficiary in performing for Trustor’s account any obligation of said Trustor under this instrument or under any obligation secured hereby.

C.           Payment of additional sums and interest thereon which may hereafter be loaned to Trustor when evidenced by a promissory note or notes which recite that the same is secured by this Deed of Trust.

D.           Notwithstanding anything herein to the contrary, this Deed of Trust will not secure any obligations under that certain Environmental Indemnity of even date herewith executed by Trustor in favor of Beneficiary, and Trustor’s obligations thereunder will survive any foreclosure, trustee’s sale or any other similar proceeding hereunder.

E.            Performance of each and every term, provision, covenant and condition contained in any loan agreement, credit agreement or any other document or instrument executed by Trustor in favor of Beneficiary relating to the loan evidenced by the Note hereby secured (the Note together with any such agreement, document or instrument shall collectively be referred to as the “Loan Documents”).  Trustor acknowledges and agrees that Beneficiary is obligated to make certain future advances, subject to the terms of the Loan Documents and so long as there is no default under the terms of the Loan Documents, and the lien of this Deed of Trust secures repayment of all such future advances with the same priority as if there were made upon the recording of this Deed of Trust.

AND IT IS FURTHER PROVIDED THAT:

1.            Compliance with Laws.  Trustor shall not commit, suffer or permit any act to be done, or condition to exist, on the Property which violates or is prohibited by any law, statute, code, act, ordinance, order, judgment, decree, injunction, rule, regulation, permit, license, authorization, direction or requirement of any government or subdivision thereof, whether it be federal, state, county or municipal, which is applicable to the Property, or any part thereof, now or at any time hereafter, (including, without limitation, the Americans with Disabilities Act (42 U.S.C.  § 12101-12213 and 47 U.S.C. § 225 and 611).  The requirements set forth by this section 1 are hereinafter collectively referred to as the “Legal Requirements”.

2.            Repair and Maintenance.  Trustor agrees to properly care for and keep the Property in its current condition, order and repair; to care for, protect and repair all buildings and improvements situate thereon; not to remove, materially alter, or demolish any buildings or other improvements situate thereon; not to remove, materially alter or demolish any buildings or improvements damaged or destroyed thereon; to complete in a good workmanlike manner any building or other improvement which may be under construction thereon, if applicable; and to pay, when due, all claims for labor performed and for materials furnished therefore; and otherwise to protect and preserve the same; to comply with all Legal Requirements having application to any alterations or improvements made thereon; not to commit or permit any waste or deterioration of said buildings and improvements or of said Property, and to comply with the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Act of 1976, as amended, and the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, or any other Legal Requirement related to hazardous substances; and to do any other act or acts all in a timely and proper manner, which, from the character or use of the Property may be reasonably necessary to maintain the Property in its current condition, the specific enumerations herein not excluding the general (including, without limitation, the establishment of an equipment replacement reserve for all equipment that is part of the Property).

3.           Environmental Compliance.

(a)          As used herein, the term “Hazardous Substances” shall mean any or all of the following: (i) any and all hazardous substances, hazardous materials, toxic substances or solid waste as defined in the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Act of 1976, as amended, and the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, or any other Legal Requirement related to hazardous substances and the regulations promulgated thereunder, (ii) any substance or materials listed as hazardous or toxic in the United States Department of Transportation Table, by the Environmental Protection Agency or any successor agency or under any Federal, state or local laws or regulations, (iii) any asbestos, poly-chlorinated biphenyls, urea formaldehyde foam, explosives or radioactive waste, or (iv) any other chemical, material or substance which is not classified as hazardous or toxic but exposure to which is prohibited, limited or regulated by any Federal, state, local or other governmental authority having jurisdiction over the Property.

(b)           Trustor shall comply with any and all Legal Requirements regarding the presence or removal of Hazardous Substances on the Property, shall pay immediately, when due, the costs of removal from the Property of any such Hazardous Substances which are required to be removed pursuant to any Legal Requirement and shall keep the Property free of any lien which may arise pursuant to such Legal Requirements.  Trustor shall not, and shall not permit any person or entity to release, discharge, or dispose of any Hazardous Substances on the Property except in compliance with all Legal Requirements and, if the same shall exist, Trustor shall immediately remove or cause to be removed from the Property such Hazardous Substances to the extent required to be removed pursuant to any Legal Requirement.

4.           Taxes.

(a)          Trustor agrees to pay, at least ten (10) days before default and/or delinquency (i) all taxes and assessments, of any kind or nature, which are assessed against or affect the Property or any part thereof (“Impositions”) and (ii) all monetary obligations which are represented, evidenced or secured by liens, encumbrances, charges and/or claims on said Property, or any part thereof, which appear to have priority over the lien of this Deed of Trust (“Senior Encumbrances”).

(b)          In the event that Trustor fails to make any payment required by section 4(a), within the time periods required therein, Beneficiary may pay the same without demand or notice (in which case Beneficiary shall be the sole judge of the legality, validity and/or priority of the obligation so paid and of the amount required to be paid).

5.           Appraisals.  Trustor hereby agrees to provide Beneficiary, at Beneficiary’s sole option, and at Trustor’s expense, and within thirty (30) days of Beneficiary’s request therefore, an appraisal of the Property which: (i) is in a form and substance acceptable to Beneficiary in the sole and absolute exercise of its discretion; and (ii) is completed by an appraiser acceptable to Beneficiary in the sole and absolute exercise of its discretion.  Trustor hereby agrees that Beneficiary may enter onto the Property upon ten (10) days written notice to Trustor to perform its own appraisal of the Property and that Beneficiary will have access to all buildings and/or improvements on the Property so that it can complete that appraisal.

6.           Insurance.  Trustor agrees to keep all buildings and/or improvements, which are ever located on the Property, and all of the Property, including any personal property that is part of the Property, insured by policies of general liability insurance and insurance providing coverage against loss by fire and/or hazard, and/or flood, which policy(ies) shall have extended coverage endorsements, shall include business interruption provisions, and shall be issued by company(ies) authorized to issue such policy(ies) in the State of Nevada.  The terms and amounts of all such policies, and the insurance companies that issue such polices, must be acceptable to Beneficiary in its reasonable discretion.  Said insurance shall provide for at least thirty (30) days advance written notice to Beneficiary prior to cancellation.  Said insurance shall, at Beneficiary’s sole option, be payable to Beneficiary to the amount of the unsatisfied obligations to Beneficiary hereby secured or include such riders or mortgagee’s endorsements as Beneficiary may require.  The policy or policies of said insurance shall be delivered to Beneficiary, as further security, and in default hereof, Beneficiary may procure such insurance, and expend such sum or sums therefore as Beneficiary shall deem necessary.  Subject to the terms of the other Loan Documents, so long as no Event of Default (as defined in section 14) has occurred and is continuing, Trustor may settle, compromise or adjust or apply any insurance or other claim without Beneficiary’s prior written consent so long as the amount of the claim (but not the settlement or compromise thereof) is less than $10,000.00.  So long as no Event of Default has occurred or is continuing, Beneficiary shall apply all insurance proceeds to the repair and or restoration of the Property upon the satisfaction of the following conditions: i) Trustor shall have delivered written notice to Beneficiary of its intention to commence repairs and restoration within ten (10) business days following the settlement of any claim or claims under any insurance policies relating to the Property; ii) all insurance proceeds are deposited with Beneficiary; iii) within ten (10) business days following the deposit of such insurance proceeds with Beneficiary, Trustor shall have deposited with Beneficiary the amount necessary, if any, to pay the difference between the cost of restoration or repair of the Property and the amount of such insurance proceeds; iv) Trustor shall have delivered to Beneficiary a budget of all costs of reconstruction, repair and or restoration for the Property, acceptable to Beneficiary in the reasonable exercise of its discretion; and v) Beneficiary and all applicable governmental agencies shall have approved the final plans and specifications for the reconstruction, repair or restoration of the Property.  Subject to conditions set forth in the foregoing sentence, Beneficiary shall disburse such insurance proceeds as necessary to pay for the reconstruction, repair or restoration of the Property.  Upon the occurrence of an Event of Default: Beneficiary shall have the sole right to settle, compromise or adjust any insurance or other claim in such manner as Beneficiary may determine, and for this purpose, Beneficiary may, in its own name or in the name of Trustor, take such action as Beneficiary deems appropriate; any amount collected by Trustor with respect to an insurance or other claim shall be delivered immediately to Beneficiary; the amount collected by Trustor or Beneficiary under any fire or other insurance policy may be applied by Beneficiary upon the indebtedness secured hereby and in such order as Beneficiary may determine, or at the option of Beneficiary, the entire amount so collected, or any part thereof, may be released to Trustor upon such conditions as Beneficiary may impose (such application or release shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to the terms of this Deed of Trust).

7.           Impound Accounts.  Intentionally deleted.

8.           Assignment of Rents and Condemnation Proceeds.

(a)           Trustor hereby irrevocably and absolutely assigns and transfers to Beneficiary, all rents, issues, income, revenues, royalties and profits derived from the Property, or any business activity conducted thereon, and each and every part thereof, including all present and future leases and rental agreements (“Rents”) reserving unto Trustor a license to collect the Rents prior to written notice to Trustor of any Event of Default, as defined by section 14.  Subsequent to such an Event of Default, and written notice to Trustor thereof, the Rents, including those past due, unpaid or undetermined, shall be collected by Beneficiary or its agent, and shall be applied, less costs and expenses of operation and collection, including reasonable attorneys’ fees, to any indebtedness and/or obligation secured hereby, and in such order as Beneficiary shall determine.  Rights assigned to Beneficiary under this section 8 may be enforced by Beneficiary without regard to the adequacy of the security hereof or the solvency of Trustor by any one or more of the following methods: (i) appointment of a receiver, (ii) Beneficiary’s taking possession of the Property; (iii) Beneficiary’s collecting any monies payable under leases or rental agreements directly form the parties obligated for payment; (iv) injunctions; and (v) any other method permitted by law.  The collection of the Rents, and the application thereof as aforesaid, shall not cure or constitute a waiver of any default or notice of default hereunder or invalidate any act done pursuant to such notice. Trustor and Beneficiary intend that this assignment shall be a present, absolute and unconditional assignment, not an assignment for additional security only, and shall, immediately upon the execution hereof, subject to the license granted above, give Beneficiary, and its agent, the right to collect the Rents and to apply them as aforesaid.  Nothing contained herein, nor any collection of rents, issues, profits and income by Beneficiary, or its agent, or a receiver, shall be construed to make Beneficiary a “mortgagee-in-possession” of the Property so long as Beneficiary has not itself entered into actual possession of the Property or shall be construed to be an assumption of liability by Beneficiary under, or a subordination of, the lien of this Deed of Trust, to any tenancy, lease or option.  Trustor agrees to provide Beneficiary with updated leases within thirty (30) days of any request by Beneficiary.

(b)           Any award of damages in connection with any condemnation for public use of, or injury to the Property, or any part thereof, is hereby assigned and shall be paid to Beneficiary, who may apply such monies to the Note, or, in its sole discretion, release such monies received by Beneficiary in the same manner and with the same effect as herein provided for disposition of proceeds of insurance.

9.           Performance by Trustee or Beneficiary.

(a)           Should Trustor fail to make any payment or perform any act which Trustor is obligated to make or perform hereby, then Trustee, or Beneficiary, at the election of either of them, but without any obligation to do so, without demand or notice to Trustor, or any successor in interest of Trustor and without releasing Trustor from any obligation hereunder, may make such payment or perform such act and incur any liability, or expend whatever amounts, in its absolute discretion, it may deem necessary therefore.  All sums incurred or expended by Trustee or Beneficiary, under the terms hereof, shall become immediately due and payable by Trustor to Trustee or Beneficiary when so incurred or expended, and shall bear interest until paid at an annual percentage rate equal to the Default Rate which is set forth by section 14.  In no event shall payment by Trustee or Beneficiary be construed as a waiver of the default occasioned by Trustor’s failure to make such payment or payments.

(b)          If, during the existence of the trust created hereby, there is commenced or pending any suit or action affecting the Property, or any part thereof, or the title thereto, or if any adverse claim for or against the Property, or any part thereof, is made or asserted, Trustee or Beneficiary may appear or intervene in the suit or action and retain counsel therein and defend same, or otherwise take such action therein as they may be advised, and may settle or compromise same or the adverse claim; and in the behalf and for any of the purposes may pay and expend such sums of money as Trustee or Beneficiary may deem to be necessary.  All such sums incurred or expended by Trustee or Beneficiary under the provisions of this section shall become immediately due and payable by Trustor to Trustee or Beneficiary when so incurred or expended and shall bear interest until paid an annual percentage rate equal to the Default Rate which is set forth by section 14.

(c)           Trustor agrees to pay and discharge all costs, fees and expenses if incurred in connection with any default by Trustor or the preservation of the trust created hereby, including without limitation (i) reconveyance and foreclosure fees of Trustee, (ii) costs and expenses of Beneficiary or Trustee or any receiver appointed under this Deed of Trust in connection with the operation, maintenance, management, protection, preservation, collection, sale or other liquidation of the trust created hereby or foreclosure of this Deed of Trust, (iii) advances made by Beneficiary to complete or partially construct all or any part of any construction which may have commenced on the Property or otherwise to protect the security of this Deed of Trust, (iv) costs of evidence of title, and (v) the reasonable fees and disbursements of Trustee’s and Beneficiary’s legal counsel and other out-of-pocket expenses; together with interest on all such amounts until paid at the Default Rate.

10.         Modifications.  At any time, and from time to time, without liability therefore and without notice to Trustor, upon written request of Beneficiary and presentation of this Deed of Trust and the Note secured hereby for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby or the effect of this Deed of Trust upon the remainder of the Property, Trustee may (i) reconvey any part of the Property; (ii) consent in writing to the making of any map or plat thereof; (iii) join in granting any easement thereon, or (iv) join in any extension agreement or subordination agreement in connection herewith.  Beneficiary may without notice to or consent of Trustor extend the time of payment of any indebtedness secured hereby to any successor in interest of Trustor without discharging Trustor from liability thereon.

11.         Reconveyance.  Upon receipt of written request from Beneficiary reciting that all sums secured hereby have been paid and upon surrender of this Deed of Trust and the Note secured hereby to Trustee for cancellation and retention, or such other disposition as Trustee, in its sole discretion, may choose, and upon payment of its fees, Trustee shall reconvey, without warranty all portions of the Property which are then encumbered hereby.  The recitals in such reconveyance of any matters of fact shall be conclusive proof of the truth thereof.  The grantee in such reconveyance may be described in general terms as “the person or persons legally entitled thereto”.

12.         Substitution of Trustee.  Beneficiary or its assigns may, from time to time, appoint another trustee, or trustees, to execute the trust created by this Deed of Trust or other conveyance in trust.  Upon the recording in the appropriate county of such certified copy or executed and acknowledged instrument, the new trustee or trustees shall be vested with all the title, interest, powers, duties and trusts in the Property which are vested in or conferred upon the original trustee.  If there be more than one trustee, either may act alone and execute the trusts upon the request of Beneficiary, and all his acts thereunder shall be deemed to be the acts of all trustees, and the recital in any conveyance executed by such sole trustee of such request shall be conclusive evidence thereof, and of the authority of such sole trustee to act in accordance therewith.

13.         Due on Sale, etc.

(a)           There shall be no “Transfer of Interest” (as defined by section 13(b)) with respect to the Property, without the prior written consent of Beneficiary having first been obtained, and in the event of such a “Transfer of Interest,” then, at the option of Beneficiary, any indebtedness or obligation which is secured hereby shall immediately become due and payable, without demand or notice, irrespective of the maturity dates which may be expressed in any Loan Documents evidencing such indebtedness or obligation.

(b)          A “Transfer of Interest” shall be deemed to have occurred with respect to the Property (i) if Trustor, without Beneficiary’s prior written consent, shall (or shall enter into an agreement to), sell, transfer, encumber, create a junior lien, convey or in any manner alienate any interest in the Property or shall be divested of title to the Property in any manner or way, whether voluntarily or involuntarily (except for bona fide leases made in the ordinary course of business), and/or (ii) if Trustor, or member of Trustor if other than an natural person, or any beneficial, legal or equitable interest in Trustor, or any one of them, transferred, alienated, conveyed, hypothecated or encumbered, and/or if the present manager of Trustor is changed without Beneficiary’s prior written consent.

14.         Default.  The occurrence of any “Event of Default” defined in the Loan Documents (including, without limitation, that certain Term Loan Agreement, of even date herewith, by and between Trustor and Beneficiary (“Loan Agreement”) shall be an Event of Default hereunder including, without limitation:  (i)  subject to  applicable cure periods, failure by Trustor to pay when due any amount  which Trustor is required  to pay under the Note or any other Loan Documents secured by this Deed of Trust, (ii) subject to applicable cure periods, failure by Trustor to satisfy or perform any obligation secured by this Deed of Trust, other than the  payment of money, or failure by Trustor to comply with, satisfy or perform any term, provision, covenant or condition, other than the payment of money as  contained in the Loan Documents which  default is not cured as allowed in the relevant Loan Document, (iii)  the commencement by Trustor of a voluntary case or other proceeding seeking liquidation, reorganization or other  relief with respect to it or its  respective debts under the United States Bankruptcy Code or any bankruptcy, insolvency or other  similar law now or hereafter  in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, for any substantial part of its property or the consent by Trustor to any such relief or to the appointment or taking possession by any such official in any involuntary case or other proceeding commenced against Trustor or the admission by Trustor, in writing, of its inability to pay its debts as they come due, (iv) any notice by Trustor that the Deed of Trust no longer secures future advances, or the repudiation and/or cancellation of any guaranty of the Note, and/or (v) any Transfer of Interest shall occur.  The term “Default Rate” shall have the meaning therefore set forth in the Note.

15.         Power of Sale.  Upon the occurrence of an Event of Default, as defined by section 14, and recording of the notice of default and election to sell, as required by Chapter 107 of the Nevada Revised Statutes, then Trustee, its successors or assigns, on demand by Beneficiary shall sell the Property, in whole or in part, in order to accomplish the objectives of these trusts, in the manner following, namely:

(a)           Trustee shall first give notice of the time and place of such sale, in the manner provided by the laws of the State for the sale of real property under execution, and may from time to time postpone such sale by such advertisement as it may deem reasonable, or without further advertisement, by proclamation made to the persons assembled at the time and place previously appointed and advertised for such sale, and on the day of sale so advertised, or to which such sale may have been postponed, Trustee may sell the property as so advertised, at public auction, at the time and place specified in the notice, either in the county in which the Property, or any part thereof, to be sold, is situated, or at the principal office of Trustee, in its discretion, to the highest cash bidder.  Beneficiary, obligee, creditor, or the holder or holders of the Loan Documents secured hereby may bid and purchase at such sale.  Beneficiary may, after recording the notice of breach and election, waive or withdraw the same or any proceedings thereunder, and shall thereupon be restored to its former position and have and enjoy the same rights as though such notice had not been recorded.

(b)          Trustee, upon such sale, shall make (without warranty), execute and, after due payment made, deliver to purchaser or purchasers, his or their heirs or assigns, a deed or deeds of the Property so sold which shall convey to the purchaser all the title of Trustor in the Property and shall apply the proceeds of the sale thereof in payment, firstly, to the expenses of such sale, together with the reasonable expenses of this trust, including counsel fees, in a reasonable amount, which shall become due upon any default made by Trustor in any of the payments aforesaid; and also such sums, if any, as Trustee or Beneficiary shall have paid, for procuring a search of the title to the Property, of any part thereof, subsequent to the execution of the Deed of Trust; and in payment, secondly, to the obligations or debts secured hereby, and interest thereon then remaining unpaid, and the amount of all other moneys with interest thereon herein agreed or provided to be paid by Trustor in such order as Beneficiary may elect in its sole discretion; and the balance or surplus of such proceeds of sale it shall pay to Trustor, its successor or assigns.

(c)           In the event of a sale of the Property conveyed or transferred in trust, or any part thereof, and the execution of a deed or deeds therefore under such trust, the recital therein of default, and of recording the notice of breach and election to sell, and of the elapsing of the 3-month period, and of the giving of notice of sale, and of a demand by Beneficiary that such sale should be made, shall be conclusive proof of such default, recording, election, elapsing of time, and of the due giving of such notice, and that the sale was regularly and validly made on due and proper demand by Beneficiary; and any such deed or deeds with such recitals therein shall be effectual and conclusive against Trustor, its successors and assigns, and all other persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligation to see to the proper application of the purchase money, according to the trusts aforesaid.  With respect to any of the Property which is personal property, Beneficiary shall have, in the jurisdiction in which enforcement of this Deed of Trust is sought, or in any other applicable jurisdiction, all remedies of a secured party under the Nevada Uniform Commercial Code and may require Trustor, on demand, to assemble all such personal property and make the same available to Beneficiary at such places as Beneficiary may select that are reasonably convenient for both parties, whether at the premises of Trustor or elsewhere.

16.         Deficiency.  Trustor agrees to pay any deficiency arising from any cause after applications of the proceeds of the sale held in accordance with the provisions section 15.

17.         Remedies Cumulative and Limitation of Waiver.  The rights and remedies of Beneficiary upon the occurrence of one or more defaults by Trustor (whether such rights and remedies are conferred by statute, by rule of law, by this Deed of Trust, or otherwise) may be exercised by Beneficiary, in the sole discretion of Beneficiary, either alternatively, concurrently, or consecutively in any order.  The exercise by Beneficiary, or Trustee at the express direction of Beneficiary, of any one or more of such rights and remedies shall not be construed to be an election of remedies nor a waiver of any other rights and remedies Beneficiary might have unless, and limited to the extent that, Beneficiary shall so elect or so waive by an instrument in writing delivered to Trustee.  By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment, when due, of all other sums so secured or to declare default, as herein provided, for failure to so pay.

18.         Stamps.  If at any time the United States of America, any state thereof or any governmental subdivision of such state shall require revenue stamps to be affixed to the Note or any of the other Loan Documents, or the payment of any other tax paid on or in connection therewith, Trustor shall pay the same with any interest or penalties imposed in connection therewith if Trustor is permitted by law to pay such amount and, if not so permitted then the Note shall immediately be due and payable.

19.         Law.  Trustor acknowledges and agrees that this Deed of Trust and the other Loan Documents, including provisions with respect to the making of any disbursements, the creation of any monetary obligations and the rights accruing and compensation payable to Beneficiary in connection therewith, shall be governed by and construed in accordance with the laws of the State of Nevada; provided, however, in all instances, Federal Law shall apply to the extent that Beneficiary may have greater rights thereunder.

20.         Notice.  Except as otherwise provided by law, any notice, request, demand, consent, approval or other communication (“Notice”) provided or permitted under this Deed of Trust, or any other instrument contemplated hereby, shall be in writing, signed by the part giving such Notice and shall be given by personal delivery to the other party or by United States certified or registered mail, postage prepaid, return receipt requested, addressed to the party for whom it is intended at its address as set forth below.  Unless otherwise specified, Notice shall be deemed given when received, but if delivery is not accepted, on the earlier of the date delivery is refused or the third day after same is deposited in any official United States Postal Depository.  Any party from time to time, by Notice to the other parties given as above set forth, may change its address for purpose of receipt of any such communication.

Beneficiary:	NJB Mining, Inc. Attention: Norman Bellemare 10751 N. Frank Lloyd Wright Blvd., Suite 101 Scottsdale, Arizona 85259 Facsimile: (480) 368-0323
With a Copy To:	Fennemore Craig, P.C. Attention: Sarah Strunk, Esq. 3003 N. Central Avenue, Suite 2600 Phoenix, Arizona 85012-2913 Facsimile: 602-916-5999
Trustor:	Shea Mining & Milling, LLC Attention: Christopher Boll P.O. Box 370924 Las Vegas, NV 89137 Facsimile: ____________________

With a Copy To:	The Law Office of C. Dean Homayouni, Esq. Attention: C. Dean Homayouni, Esq. 7764 Painted Sunset Drive Las Vegas, Nevada 89149 Facsimile: (702) 966-3707
Trustee:	Cow County Title Company Attention: Mr. Tom Arnhart P.O. BOX 610 / 904 East Street Hawthorne, NV 89145 Facsimile: (775) 945-2377

21.         No Third Party Beneficiaries.  This Deed of Trust is made and entered into for the sole protection and benefit of the parties hereto, and no other person or entity shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with this Deed of Trust or any of the other Loan Documents.

22.         No Offset.  Under no circumstances shall Trustor fail or delay to perform (or resist the enforcement of ) any of its obligations in connection with any of the Loan Documents because of any alleged offsetting claim or cause of action against Beneficiary (or any indebtedness or obligation of Beneficiary) which has not been confirmed in a final judgment of a court of competent jurisdiction (sustained on appeal, if any ) against Beneficiary, and Trustor hereby waives any such rights of setoff (or offset) which it might otherwise have with respect to any such claims or causes of action against Beneficiary (or any such obligations or indebtedness of Beneficiary), unless and until such right of setoff is confirmed and liquidated by such a final judgment.  Trustor further waives any right that it might otherwise have to require a marshaling of any security of Beneficiary or to direct the order in which Beneficiary pursues its rights or remedies with respect to any of its security.

23.         Continuation of Payments.  Notwithstanding any taking by eminent domain or other governmental action causing injury to, or decrease in value of, the Property and creating a right to compensation therefore, Trustor shall continue to make the required payments of principal and interest on the Note.  If, prior to the receipt by Beneficiary of such award or compensation, the Property shall have been sold in any action or proceeding to foreclose this Deed of Trust, Beneficiary shall have the right to receive said award or compensation to the extent of any deficiency found to be due upon such sale, with interest hereon, whether or not a deficiency judgment of this Deed of Trust shall have been sought or recovered, together with reasonable counsel fees and the costs and disbursements incurred by Beneficiary in connection with the collection of such award or compensation.

24.         Security Agreement.

(a)          With respect to all of the personal property that is included in the description of the Property (“Collateral”), this Deed of Trust shall constitute a security agreement under Article 9 of the Nevada Uniform Commercial Code, and Trustor hereby grants Beneficiary a security interest in the Collateral for the purpose of securing all of Trustor’s obligations under the Note, and grants Beneficiary all rights of a secured party under the provisions of Article 9 of the Nevada Uniform Commercial Code in connection therewith.

(b)          Without limiting the generality of any other provision of this Deed of Trust, Trustor further covenants that the Collateral will be kept on or at the Property, that Trustor will not sell or otherwise dispose of the Collateral, that Trustor will keep the Collateral in good condition and repair, that Beneficiary may inspect and examine the Collateral at any reasonable time, that the Collateral is free and clear of any other liens or encumbrances, and that the security interest granted hereby extends to all proceeds and replacements for any or all of the Collateral.

(c)           If there is an Event of Default, beneficiary may take possession of any part or all of the Collateral, and thereafter take all actions in connection therewith that it deems necessary or appropriate to protect or preserve the Collateral, require Trustor to assemble the Collateral at a place designated by Beneficiary, sell the Collateral at a public or private sale in such order as Beneficiary may determine (independent of any Trustee’s sale hereunder), and exercise any and all other rights extended to secured parties under the terms of Article 9 of the Nevada Uniform Commercial Code.

(d)          Trustor agrees that Beneficiary may file such Nevada Uniform Commercial Code financing statements as Beneficiary deems necessary to perfect the security interest granted hereby.

25.         Fixture Filing.  This Deed of Trust covers goods which are or are to become fixtures related to the Property, and constitutes a “fixture filing” with respect thereto, showing Trustor to be “debtor” and Beneficiary to be “secured party,” for purposes of the Nevada Uniform Commercial Code.

26.         Warranty of Title.  Trustor warrants that it is the sole owner of good and marketable unencumbered title to the Property, and Trustor will forever defend the same against all claims and persons whomsoever, unto Beneficiary, its successors and assigns, subject only to the matters approved by beneficiary as acceptable exceptions to title pursuant to the provisions of the closing instruction letter delivered herewith to the title insurance company insuring the lien of this Deed of Trust.  All of Trustor’s present and future right, title and interest in the Property shall be subject to the lien and other terms and provisions of this Deed of Trust regardless of the time that any such right, title and interest is created, obtained by or conveyed, transferred or assigned to Trustor.

27.         Appointment of a Receiver.  Following the occurrence of an Event of Default, a receiver may be appointed, with or without notice, where upon the receiver shall immediately be entitled to possession of all of the Property.  Beneficiary’s right to a receiver shall be absolute and unconditional.  The receiver may be appointed without regard to the adequacy of any security for the Note and Trustor shall immediately surrender possession of the Property to the receiver upon his appointment.  The receiver shall have the right to take possession of the Property, to collect the Rents therefrom, to complete the construction of any structures or improvements in progress thereon, to lease the Property or any part thereof, to operate any business thereon, and to exercise such other rights as may be granted by the court pending such proceedings, and up to the time of redemption of issuance of a Trustee’s deed.  Rents shall be applied to the costs and expenses of the receiver and the receivership, including any costs of construction, and the balance shall be applied in the manner provided for herein.  The receiver shall have the power to borrow money from any person, including Beneficiary, for expenses of operating, preserving, maintaining and caring for the Property, and completing the construction in progress of any improvements or structures upon the Property, and all such borrowed sums, together with interest thereon, whether expended or not, shall be added to the obligations secured hereby.  In addition, any costs incurred, or advances made, by beneficiary in connection with the implementation or operation of the receivership, shall be added to the obligations secured hereby, bear interest at the Default Rate, be guaranteed by any guarantee(s) now or thereafter relating to the obligations secured hereby and be secured by this Deed of Trust.  Trustor hereby waives any right it may have under Nevada. Revised Statutes § 107.100 to require Beneficiary to make any showing or meet any obligation as a condition to the appointment of a receiver.

28.         Waiver of Jury Trial.  Trustor and Beneficiary each (a) covenants and agrees not to elect a trial by jury with respect to any issue arising out of this instrument or the relationship between the parties as borrower and lender that is triable of right by a jury and (b) waives any right to trial by jury with respect to such issue to the extent that any such right exists now or in the future.  This waiver of right to trial by jury is separately given by each party, knowingly and voluntarily with the benefit of competent legal counsel.

29.         Waiver of Marshaling.  The extent permitted by law Trustor waives (i) the benefit of all present or future laws providing for any appraisement before sale or any portion of the Property, (ii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the debts and/or obligations secured by this Deed of Trust and marshaling in the event of foreclosure of the lien created by this Deed of Trust, (iii) all rights and remedies which Trustor may have or be able to assert by reason of the laws of the State of Nevada pertaining to the rights and remedies of sureties, (iv) the right to assert any statute of limitations as a bar to the enforcement of the lien of this Deed of Trust or to any action brought to enforce the Note or any other obligation secured by this Deed of Trust, (v) any rights, legal or equitable, to require marshaling of assets or to require upon foreclosure sales in a particular order, including any rights under Nevada Revised Statutes  Beneficiary shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided by this Deed of Trust.  Beneficiary shall have the right to determine the order in which any or all portions of the indebtedness and obligations secured by this Deed of Trust are satisfied from the proceeds realized upon the exercise of the remedies provided by this Deed of Trust.

30.         Certification of Loan Documents.  Within ten (10) days after a request from Beneficiary, Trustor shall deliver to Beneficiary a written statement, signed and acknowledged by Trustor, certifying to Beneficiary or any person designated by Beneficiary, as of the date of such statement (i) that the Loan Documents are unmodified and in full force and effect (or if there have been modifications, that the Loan Documents are in full force and effect as modified and setting forth such modifications), (ii) the unpaid principal balance of the Note, (iii) the date to which interest under the Note has been paid, (iv) that Trustor is not in default in paying the indebtedness or in performing or observing any of the covenants and agreements contained in this Deed of Trust or any other Loan Document (or, if Trustor is in default, describing such default in reasonable detail), (v) whether or not there are then existing any offsets or defenses known to Trustor against the enforcement of any right or remedy of Beneficiary under the Loan Documents, and (vi) any additional facts requested by Beneficiary.  Failure to timely issue the requested certificate shall, at the election of Beneficiary, be an Event of Default by Trustor.

31.         Miscellaneous.

(a)           Trustor hereby waives, to the fullest extent lawfully allowed, the benefit of any homestead, appraisement, evaluation, stay and extension laws now or hereafter in force.

(b)          This Deed of Trust applies to, inures to the benefit of, and binds all parties hereto, their heirs, legatees, devisees, administrators, executors, successors, and assigns.  It is expressly agreed that the trust created hereby is irrevocable by Trustor.

(c)           If more than one corporation, partnership or other entity shall execute this Deed of Trust, then each person and entity shall be fully liable for all obligations of Trustor hereunder, and such obligations shall be joint and several.  Trustor acknowledges that this Deed of Trust, the Note, and the Loan Agreement and all other related loan documents are assignable by Beneficiary and hereby acknowledges and consents to any and all future assignments.

(d)          In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.  The term “Beneficiary” includes any future holder of the Note secured hereby.  The term “Trustor” includes the term “Grantor.”

(e)           Trustor hereby appoints Beneficiary the attorney-in-fact of Trustor to prepare, sign, file and record one or more financing statements; any documents of title or registration, or like papers, and to take any other action deemed necessary, useful or desirable by Beneficiary to perfect and preserve Beneficiary’s security interest against the rights or interests of third persons.  The power vested in said attorney-in-fact is and shall be deemed to be coupled with an interest and irrevocable.

(f)           If any provision of this Deed of Trust or its application to any person or circumstances is held invalid, the other provisions hereof or the application of the provision to other persons or circumstances shall not be affected.

(g)          The captions or headings at the beginning of each section hereof are for convenience of the parties and are not a part of this Deed of Trust.

(h)          Time is of the essence of each provision of this Deed of Trust.

(i)            Covenants numbered 1, 3, 4, 5, 6, 7, 8 and 9 of Nevada Revised Statutes § 107.030 are incorporated herein by reference.  The rate of interest for Covenant Number 4 shall be the Default Rate (defined in the Note).  The percent of counsel fees under Covenant No. 7 shall be reasonable.  Except for Covenants Numbers 6, 7 and 8, to the extent that any terms of this Deed of Trust are inconsistent with such statutory covenants, the terms of this Deed of Trust will control.  Covenants Numbers 6, 7 and 8 shall control over the express terms of any inconsistent terms of this Deed of Trust.

(j)            This Agreement shall be governed by and construed solely and exclusively in accordance with the laws of the State of Nevada (without regard to the conflicts of laws provisions thereof).  The parties consent and submit to the sole and exclusive jurisdiction of the courts of the State of Nevada and the United States District Court for the District of Nevada, venue solely and exclusively in Clark County, Nevada, concerning any action arising under or on account of this Agreement.  In the event of litigation arising out of the subject matter of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and related costs and expenses. If the parties resort to legal action for the enforcement or interpretation of this Agreement or for damages on account of a breach hereof, the prevailing party shall be entitled to an award of its fees and costs (whether taxable or not), including, without limitation, expert witness fees, all litigation related expenses, and reasonable attorneys’ fees incurred in connection with such action, which award shall be made by the court, not a jury.  In determining which party is the prevailing party, (i) the term “prevailing party” means the net winner of the dispute, taking into account the claims pursued, the claims on which the pursuing party was successful, the amount of money sought, the amount of money awarded, and offsets or counterclaims pursued successfully  by the other party.

(k)           This Deed of Trust secures future advances, as defined in NRS §106.320, and is to be governed by NRS §§ 106.300 to 106.400, inclusive.  The maximum principal amount to be secured hereby is Two Hundred Percent (200%) of the stated principal amount of the Note.

[Signature Page Follows]

IN WITNESS WHEREOF, Trustor has executed this Agreement as of the day and year first above written.

TRUSTOR:

Shea Mining & Milling, LLC,
a Nevada limited liability company

By:	/s/ Christopher Boll
Christopher Boll, Managing Member

STATE OF ______________	}
} ss
COUNTY OF ___________	}

This instrument was acknowledged before me on August 21, 2009, by Christopher Boll, as Managing Member of Shea Mining & Milling, LLC, a Nevada limited liability company.

NOTARY PUBLIC

EXHIBIT “A”

LEGAL DESCRIPTION

All that certain real property situate in the County of Esmeralda, State of Nevada, more particularly described as follows:

Township 3 North, Range 40 East, M.D.B.&M.

Section   2: SW ¼ of NW ¼; W ½ of SW ¼
Section   3: S ½ of NE ¼; SE ¼; SE ¼ of NW ¼; E ½ of SW ¼
Section 10: NE ¼; SE ¼; E ½ of NW ¼; E ½ of SW ¼
Section 11: W ½ of W ½; SE ¼ of NW ¼
Section 14: NW ¼ of NW ¼

Excepting therefrom that portion of the W ½ of the W ½ of said Section 11, heretofore deeded to Southern California Edison Company, by a deed recorded November 7, 1967 in Book 3-X of Deeds, page 164 as File No. 35538 Esmeralda County, Nevada records and described as follows:

Beginning at a found lava rock 9 inches by 14 inches by 15 inches high set for the Southwest corner of said Section 11, said Southwest corner of Section 11, bears North 85°43'34" East along the South line of Section 10, Township 3 North, Range 40 East, M.D.B. & M., from a lava rock mound set for the Southwest corner of said Section 10, thence North 11°16'34" East 2512.91 feet to the true point of beginning of this description; Thence North 83°30'00" East 300.00 feet; Thence North 06°30'00" West 197.50 feet to a point hereinafter referred to as Point "A"; Thence continuing North 06°30'00" West 252.50 feet; Thence South 83°30'00" West 300 feet; Thence South 06°30'00" East 450 feet to the true point of beginning.

ASSESSOR’S PARCEL NUMBER FOR   2009-2010:  06-111-08

EXHIBIT “B”

WATER RIGHTS

Certificated Permits 30804 and 30086
on file with the Nevada State Engineer.